SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement      |_| Confidential, For Use of the Commission
|_| Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                SLM Corporation
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

SLM Corporation
11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                   April 7, 2003

                             MEETING OF SHAREHOLDERS
                             To Be Held May 15, 2003

Dear Shareholder:

      We invite you to attend SLM Corporation's Annual Shareholders' Meeting on Thursday, May 15, 2003 at 11:00 a.m. at the Corporation's offices located at 11600 Sallie Mae Drive, Reston, Virginia, 20193.

      Your participation in the Annual Meeting is important. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials.

      Thank you for your support of Sallie Mae.

                                         Sincerely,


                                         /s/ Edward A. Fox
                                         ----------------------------------
                                         Edward A. Fox
                                         Chairman of the Board of Directors

                                 SLM CORPORATION

                             11600 Sallie Mae Drive
                             Reston, Virginia 20193

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 15, 2003

TIME                o 11:00 a.m., local time, on Thursday, May 15, 2003

PLACE               o 11600 Sallie Mae Drive, Reston, Virginia 20193

ITEMS OF BUSINESS   At the Annual Meeting, shareholders will be asked to vote on the following items:

                    (1) Elect the Board of Directors for a term of one year;

                    (2) Amend the Corporation's Certificate of Incorporation to
                        increase the number of authorized shares of common stock;

                    (3) Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003; and

                    (4) Conduct other business if properly introduced.

RECORD DATE         o You can vote if you were a shareholder on March 17, 2003.

ANNUAL REPORT       o Our 2002 annual report and our 2002 Form 10-K, which are
AND FORM 10-K         not part of the proxy soliciting material, are enclosed.

PROXY VOTING        o The Board of Directors solicits your proxy and asks you
                      to vote your proxy at your earliest convenience to be sure your vote is received and counted. You may vote by mail, telephone or over the Internet, depending on how your share ownership is recorded. If you plan to attend the Annual Meeting, please advise my office directly at
                      (703) 810-7785.

                                                                    Mary F. Eure
                                                             Corporate Secretary

April 7, 2003


                                 SLM CORPORATION

                              2003 PROXY STATEMENT

                                TABLE OF CONTENTS

ABOUT VOTING ...................................................................  1
CORPORATE PERFORMANCE ..........................................................  2
STOCK OWNERSHIP ................................................................  3
PROPOSAL 1--ELECTION OF DIRECTORS ..............................................  4
   Nominees ....................................................................  4
CORPORATE GOVERNANCE............................................................  7
   Board Governance Guidelines..................................................  7
   Meetings of the Board and Its Committees ....................................  7
   Certain Relationships .......................................................  8
   Director Compensation .......................................................  8
EXECUTIVE COMPENSATION .........................................................  9
   Report of the Compensation and Personnel Committee on Executive Compensation   9
   Summary Compensation Table .................................................. 12
   2002 Option Grant Table ..................................................... 13
   2002 Option Exercises and Year-End Value Table .............................. 14
   Pension Plan Benefits ....................................................... 14
   Employment Agreements ....................................................... 15
   Indebtedness ................................................................ 16
   Executive Officers .......................................................... 16
PROPOSAL 2--AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION......... 17
REPORT OF THE AUDIT COMMITTEE .................................................. 18
PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITOR ................................. 19
GENERAL INFORMATION ............................................................ 20
   Shares Outstanding .......................................................... 20
   Principal Shareholders ...................................................... 20
   Other Matters ............................................................... 21
   Solicitation Costs .......................................................... 21
   Shareholder Proposals for 2004 Annual Meeting ............................... 21
   Section 16(a) Beneficial Ownership Reporting Compliance ..................... 21
   Householding................................................................. 21
EXHIBIT A--Audit Committee Charter.............................................. 22

                                 SLM CORPORATION

                                  ABOUT VOTING

Who may vote?

      Only SLM Corporation shareholders who owned common stock at the close of business on March 17, 2003, the record date for the Annual Meeting, can vote. We refer to SLM Corporation as Sallie Mae or the Corporation.

How are my votes counted?

      In the election of directors, shares are entitled to cumulative voting, which means that each share of common stock is entitled to the number of votes equal to the number of directors to be elected. As a result, each share is entitled to 15 votes in the election of directors.

      If you vote in person, you may cumulate your votes and give one nominee all of your votes or you may distribute your votes among the nominees in any manner. If you vote by proxy, your votes will be cast and cumulated so as to elect the maximum number of the nominees named on the proxy card, except that none of your votes will be cast for any nominee for whom you instruct that the vote be withheld. The 15 nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected.

      Approval of the amendment to the Corporation's Certificate of Incorporation requires the affirmative vote of at least a majority of shares outstanding on the record date, with each share of stock entitled to one vote. Abstentions and shares that are not voted, including shares for which a broker does not have discretionary voting authority, have the same effect as votes against this item.

      Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, do not affect the vote.

How do I vote?

      You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

      The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Corporation, the Bank of New York; beneficial ownership recorded through a brokerage or bank account; or beneficial ownership recorded by the Corporation's 401(k) Plan Trustee.

      If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

      If you receive a voting instruction card from your broker or bank, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form. A proxy card or a voting instruction card from the 401(k) Plan Trustee may be voted only by mail or by telephone.

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 14, 2003. Votes submitted to the 401(k) Plan Trustee must be received by May 12, 2003. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

How do proxies work?

      Sallie Mae's Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. If you sign and return the enclosed proxy card or voting instruction form but do not specify how to vote, the Board of Directors will vote your shares in favor of all of the director nominees named in this proxy statement, amendment of the Certificate of Incorporation and ratification of PricewaterhouseCoopers LLP, as independent auditor. Giving the Board your proxy also means that you authorize their representatives to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Corporation does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plan, however, and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

Can I change my vote?

      A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary or by giving a later dated proxy prior to the meeting. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan must contact that entity to change or revoke a previously given proxy.

                              CORPORATE PERFORMANCE

      The Corporation's annual report to shareholders for 2002 is included in the mailing with this proxy statement and Form 10-K. We urge you to read it carefully.

      The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on its common stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's 500 Diversified Financial Services Index. The graph assumes a base investment of $100 at December 31, 1997 and reinvestment of dividends through December 31, 2002.

                                 SLM CORPORATION
                        FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

    [The following was represented as a line chart in the printed material.]

                                            Base
Company/Index                               Year    12/31/98   12/31/99    12/31/00    12/31/01    12/31/02
------------------------------------------------------------------------------------------------------------
SLM CORPORATION                           $100.00    $122.39    $109.26     $178.50     $222.62     $277.57
S&P 500 DIV FINANCIAL SERVICES(1)(2)       100.00     122.15     161.35      204.24      179.11      141.62
S&P 500 INDEX(2)                           100.00     128.52     155.53      141.36      124.63       97.16

(1)   Companies included in Standard & Poor's Diversified Financial Services
      Index: American Express, Bear Stearns, Charles Schwab Corporation, Citigroup Inc, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Franklin Resources Inc., Goldman Sachs Group, Janus Capital Group, JP Morgan Chase & Co, Lehman Brothers, Merrill Lynch & Company, Moody's Corporation, Morgan Stanley, Principal Financial Group, SLM Corporation, State Street Corporation, and T. Rowe Price.

(2)   Source: Bloomberg Comparative Return Table

                                 STOCK OWNERSHIP

      Sallie Mae encourages stock ownership by its directors, officers and employees to align their interests with those of shareholders. We believe this policy sharply focuses directors and the workforce on economic performance and long-term strategic initiatives that will enhance shareholder returns.

     To support our ownership policy, the Corporation:

      o compensates non-employee directors only in the form of options on the Corporation's common stock;

      o requires that a portion of any annual bonus paid to any officer be in the form of Sallie Mae stock;

      o     grants stock options to all employees; and

      o established a share ownership policy for senior officers, which is explained in the Executive Compensation section of this proxy statement.

      In order to reinforce the importance of sustained, long-term shareholder returns, some of these arrangements have share ownership retention requirements or incentives.

      The following table provides information regarding shares owned by each director and nominee to the Board of Directors and for each executive officer of the Corporation named in the Summary Compensation Table in this proxy statement at February 28, 2003.

                                                            Total                   Total         Percent
                                                           Economic     Vested    Beneficial        of
                                               Shares(1)  Ownership(2) Options(3) Ownership(4)     Class
                                              ------------------------------------------------------------
Directors
Charles L. Daley(5)                              31,021                 124,980     156,001           *
William M. Diefenderfer, III                     13,698                  52,305      66,003           *
Thomas J. Fitzpatrick                           426,046     526,486     302,323     728,369           *
Edward A. Fox(5)                                174,244                 163,097     337,341           *
Diane Suitt Gilleland                            32,950                 108,872     141,822           *
Earl A. Goode                                    13,343                  20,000      33,343           *
Ann Torre Grant                                   6,174                 103,438     109,612           *
Ronald F. Hunt(5)                                51,505                 107,189     158,694           *
Benjamin J. Lambert, III                         31,434                  65,957      97,391           *
Albert L. Lord(5)                               579,694     680,134     738,586   1,318,280           *
Barry A. Munitz                                  43,379                  71,538     114,917           *
A. Alexander Porter, Jr.(5)                     174,685                 194,000     368,685           *
Wolfgang Schoellkopf(5)                          40,000                  51,257      91,257           *
Steven L. Shapiro                                36,944                 128,848     165,792           *
Barry Lawson Williams                             4,527                  51,361      55,888           *
Executive Officers
Albert L. Lord                                  579,694     680,134     738,586   1,318,280           *
Thomas J. Fitzpatrick                           426,046     526,486     302,323     728,369           *
C.E. Andrews                                     10,000                       0      10,000           *
Marianne M. Keler(5)                            116,103                 377,529     493,632           *
Robert R. Levine                                143,361                 260,242     403,603
June M. McCormack                                80,440                 167,358     247,798           *
John F. Remondi                                 126,406                 280,733     407,139           *
John F. Whorley, Jr                              67,553                       0      67,553           *
Directors and Executive Officers as a Group   2,203,507               3,369,613   5,573,120        3.67%

*     Less than one percent

(1) Shares held directly or indirectly by the individual or by the individual and his or her spouse, including shares credited to Corporation-sponsored retirement plans.

(2) Total of column 1 plus 100,440 unvested restricted stock units each granted to Mr. Lord and Mr. Fitzpatrick which includes 440 units accumulated through dividend reinvestment under the terms of their employment agreements, which are described later in this proxy statement.

(3) Shares that may be acquired within 60 days through the exercise of stock options.

(4) Total of columns 1 and 3. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(5) Mr. Daley's share ownership includes 875 shares held through a limited partnership, in which he owns a 50% interest. Mr. Fox's share ownership includes 14,000 shares held in a charitable remainder trust. Mr. Hunt's share ownership includes 525 shares held solely in his wife's name. Mr. Lord's share ownership includes 700 shares held solely in his wife's name. Mr. Porter's share ownership includes 172,000 shares over which he shares investment and voting control. Mr. Schoellkopf's share ownership includes 5,000 shares held through a limited partnership of which he is the sole general partner. Ms. Keler's share ownership includes 209 shares owned by her son.

                       PROPOSAL 1--ELECTION OF DIRECTORS

      Shareholders are asked to elect 15 directors to serve on the Board for a one-year term or until their successors are elected or appointed.

      Upon the recommendation of the Nominations and Governance Committee of the Board, the Board has nominated each of the current directors for reelection.

Nominees

      Biographical information about each nominee is set forth below. Board service with the Corporation's predecessor entity and current subsidiary, the Student Loan Marketing Association or GSE, is included.

      The Board of Directors recommends a vote FOR the election of the 15 nominees named below. Proxies will be so voted unless shareholders specify a contrary choice on their proxy card.

        Name and Age                              Position, Principal Occupation, Business Experience
    Service as a Director                                          And Directorships
--------------------------------------------------------------------------------------------------------------------------
      Charles L. Daley        Director, Executive Vice President and Secretary
             70
                              TEB Associates, Inc.
       Director since         o   Director, Executive Vice President and Secretary, TEB Associates, Inc., a real
        July 5, 1995              estate finance company - 1992 to present
                              o   Executive Vice President and Chief Operating Officer, First Peoples Financial
                                  Corporation - 1987 to 1992
                              o   Executive Vice President and Chief Operating Officer, First Peoples Bank of New
                                  Jersey - 1984 to 1992

William M. Diefenderfer, III  Vice Chairman and Co-Founder
             57               enumerate Solutions, Inc.
                              o   Vice Chairman and Co-Founder, enumerate Solutions, Inc., a technology company -
       Director since             2000 to  present
       August 8, 1997         o   Partner, Diefenderfer, Hoover & Wood, a law firm, Pittsburgh, PA - 1991 to present
                              o   Treasurer and Chief Financial Officer, Icarus Aircraft, Inc. - 1992 to 1996
                              o   Deputy Director of the Office of Management and Budget - 1989 to 1991
                              o   Other Activities:  Student Loan Marketing Association (Director)

    Thomas J. Fitzpatrick     President and Chief Operating Officer
             54               SLM Corporation
                              o   President and Chief Operating Officer, SLM Corporation - 2001 to present,
       Director since             President and Chief Marketing and Administrative Officer - 2000 to 2001, Executive
        July 31, 2000             Vice President - 1998 to 2000
    and from July 1997 to     o   President and Chief Executive Officer, Equity One, Inc. -  1989 to 1998
          May 1999            o   President, Commercial Credit Co. - 1988 to 1989
                              o   President and Chief Operating Officer, Manufacturers Hanover Consumer Services -
                                  1983 to 1988
                              o   Chief Financial Officer, Manufacturers Hanover Consumer Services  - 1978 to 1983
                              o   Other Activities: M.A. Bruder & Sons Incorporated (Director)

        Name and Age                              Position, Principal Occupation, Business Experience
    Service as a Director                                          And Directorships
--------------------------------------------------------------------------------------------------------------------------
        Edward A. Fox         Chairman of the Board
             66               SLM Corporation
                              o   Chairman, SLM Corporation - 1997 to present
       Director since         o   Dean, Amos Tuck School of Business Administration, Dartmouth College - 1990 to
        July 31, 1997             1994
                              o   President and Chief Executive Officer, Student Loan Marketing Association - 1973
                                  to 1990
                              o   Other Directorships:  Delphi Financial Group
                              o   Other Activities: Greenwich Capital Holdings, Inc. (Director); American Ballet
                                  Theatre (Vice Chairman); University of Maine system (Trustee)

    Diane Suitt Gilleland     Deputy Director
             56               Illinois Board of Higher Education
                              o   Deputy Director, Illinois Board of Higher Education - 1999 to present
       Director since         o   Senior Associate, Institute for Higher Education Policy - 1998 to 1999
       March 25, 1994         o   Senior Fellow, American Council on Education, Washington, DC - 1997
                              o   Director, Arkansas Department of Higher Education - 1990 to 1997
                              o   Chief Finance Officer, Arkansas Higher Education - 1986 to 1990

        Earl A. Goode         Chairman
             62               Indiana Sports Corporation
                              o   Director, USA Funds, Inc. - 1994 to 2000
                              o   President, GTE Information Services and GTE Directories Corporation - 1994 to
       Director since             2000, President, GTE Telephone Operations North and East - 1990 to 1994, President,
        July 31, 2000             GTE Telephone Company of the Southwest - 1988 to  1990
                              o   Other Activities: Georgetown College Foundation (Director)

       Ann Torre Grant        Strategic and Financial Consultant
             45               o   Strategic and Financial Consultant - 1998 to present
                              o   Executive Vice President, Chief Financial Officer and Treasurer, NHP Incorporated
       Director since             - 1995 to 1997
        July 31, 1997         o   Vice President and Treasurer, USAirways - 1991 to 1995, various finance positions  - 1988 to 1991
                              o   Other Directorships:  Franklin Mutual Series, Allied Capital Corporation

       Ronald F. Hunt         Attorney and Private Investor
             59               o   Attorney and Private Investor - 1990 to present
                              o   Executive Vice President and General Counsel, Student Loan Marketing Association
       Director since             - 1984 to 1990, various officer positions - 1973 to 1984
        July 5, 1995          o   Other Activities: Student Loan Marketing Association (Vice Chairman); enumerate
                                  Solutions, Inc. (Director); National Student Clearinghouse (Chairman); Warren Wilson
                                  College Board of Trustees

  Benjamin J. Lambert, III    Senator
             66               Commonwealth of Virginia
                              o   Senator, Commonwealth of Virginia - 1986 to present
       Director since         o   Self-employed, Optometrist - 1962 to present
        July 5, 1995          o   Other Directorships: Dominion Resources, Inc.
                              o   Other Activities: Consolidated Bank & Trust Company (Director); Board of Trustees
                                  of Virginia Union University (Secretary); Virginia Commonwealth University Health
                                  Systems Authority Board (Secretary)

        Name and Age                              Position, Principal Occupation, Business Experience
    Service as a Director                                          And Directorships
--------------------------------------------------------------------------------------------------------------------------
       Albert L. Lord         Vice Chairman and Chief Executive Officer
             57               SLM Corporation
                              o   Vice Chairman and Chief Executive Officer, SLM Corporation - 1997 to present
       Director since         o   President and principal shareholder, LCL Ltd. - 1994 to 1997
        July 5, 1995          o   Executive Vice President and Chief Operating Officer, Student Loan Marketing
                                  Association - 1990 to 1994, various officer positions - 1981 to 1990
                              o   Other Directorships:  SS&C Technologies, Inc.; Bearing Point, Inc.
                              o   Other Activities:  Student Loan Marketing Association (Director), The National
                                  Academy Foundation (Director)

       Barry A. Munitz        President and Chief Executive Officer
             61               The J. Paul Getty Trust
                              o   President and Chief Executive Officer, The J. Paul Getty Trust - 1997 to present
       Director since         o   Chancellor and Chief Executive Officer, California State University System - 1991
        July 31, 1997             to 1997
                              o   Other Directorships:  KB Home; LeapFrog Enterprises, Inc.
                              o   Other Activities: Princeton University (Trustee); the American Academy of Arts
                                  and   Sciences (Fellow); Los Angeles' KCET Public Television Station (Member, Executive
                                  Committee); Seattle Art Museum (Trustee)

  A. Alexander Porter, Jr.    Founder and Partner
             64               Porter, Felleman Inc.
                              o   Founder and Partner, Porter, Felleman Inc., an investment management company -
       Director since             1976 to present
        July 5, 1995          o   Lead Independent Director, SLM Corporation - 1997 to present
                              o   Other Activities: Distribution Technology, Inc. (Founder and Director); Davidson
                                  College (Trustee); The John Simon Guggenheim Memorial Foundation (Trustee); Queens
                                  University of Charlotte, North Carolina (Trustee); American Ballet Theatre (Trustee)

    Wolfgang Schoellkopf      General Partner
             70               PMW Capital Management, L.L.C
                              o   General Partner, PMW Capital Management, L.L.C. - 1996 to present
       Director since         o   Chairman, Bank Austria Cayman Islands Limited - 2001 to present
        July 31, 1997         o   Chief Executive Officer, Bank Austria Group's U.S. operations - 2000 to 2001
                              o   Partner, Ramius Capital Group - 1997 to 1998
                              o   Vice Chairman and Chief Financial Officer, First Fidelity Bancorporation - 1990
                                  to 1996
                              o   Executive Vice President and Treasurer, The Chase Manhattan Bank - 1979 to 1988, various officer positions - 1963 to 1988
                              o   Other Activities: Bank Austria Cayman Islands Limited (Chairman); Inner-City
                                  Scholarship Fund (Director); Marymount University (Director)

      Steven L. Shapiro       Certified Public Accountant and Personal Financial Specialist
             62               Alloy, Silverstein, Shapiro, Adams, Mulford, Clealese, Wilson & Co.
                              o   Chairman, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an
       Director since             accounting firm - Chairman since 1995, various positions - 1960 to present
        July 5, 1995          o   Other Activities:  MetLife Bank (Director); Rutgers University (Member, Executive
                                  Advisory Council); American Institute of Certified Public Accountants (Member); New
                                  Jersey and Pennsylvania Societies of CPAs (Member), West Jersey Health and Hospital
                                  Foundation Board (Trustee)

        Name and Age                              Position, Principal Occupation, Business Experience
    Service as a Director                                          And Directorships
--------------------------------------------------------------------------------------------------------------------------
      Barry L. Williams       President
             58               Williams Pacific Ventures, Inc.
                              o   President, Williams Pacific Ventures, Inc., a consulting and investment business
       Director since             - 1987 to present
        July 31, 2000         o   Director, USA Funds, Inc. - 1995 to 2000
                              o   Interim President and CEO, the American Management Association International -
                                  2000  to 2001
                              o   Bechtel Group, Managing Principal of Bechtel Investments, Inc. - 1979 to 1987
                              o   Other Directorships: PG&E Corporation, R. H. Donnelly & Company, Northwestern
                                  Mutual Life Insurance Company, CH2M Hill, Newhall Land & Farming Company, Synavant
                                  Inc., Simpson Manufacturing Co., Inc.,
                              o   Other Activities: Kaiser-Permanente (Director), National Parks Foundation (Director),
                                 American Conservatory Theater (Trustee), American Management Association (Trustee)

                              CORPORATE GOVERNANCE

Board Governance Guidelines

      The Board's governance has been guided by a set of principles initially adopted in 1997. The Board's current guidelines are published at www.salliemae.com under "About Us, SLM Corp. Board." Among other matters, the guidelines include the following:

      o A majority of the members of the Board must be independent directors, as defined in the Corporation's By-laws.

      o     Directors stand for re-election every year.

      o The Board has established the position of Lead Independent Director, which is currently held by Mr. Porter.

      o The Board meets in executive session, without the presence of management or the CEO, at the end of each regularly scheduled Board meeting. The Chairman of the Board presides over the executive sessions.

      o Board compensation is solely in the form of stock or other equity-linked compensation.

      o The Board undertakes an annual self-review, consisting primarily of individual Committee evaluations.

      o Board members have open communications with all members of management.

Meetings of the Board and its Committees

      During 2002, the Board of Directors met six times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve.

      The Board uses committees to assist it in the performance of its duties. Each committee has a charter approved by the Board, which sets forth the respective committee's functions and responsibilities. Shareholders may obtain a copy of a committee charter by contacting the Corporate Secretary or from our website at "About Us, SLM Corp. Board." The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, the Finance Committee, the Nominations and Governance Committee, the Executive Committee and the Preferred Stock Committee. All of the Committees, except the Executive Committee, are comprised entirely of non-management directors. The purposes of the Audit, Compensation and Personnel, and Nominations and Governance Committees, their current members, and the number of meetings held during 2002 are set forth below.

      Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities by providing oversight relating to (1) audit review and financial reporting functions, (2) assessment and management of certain business risks, including financial, operational, litigation and regulating risks (3) adequacy of internal controls and the integrity of reporting and information systems, and (4) establishment of an effective audit function.

      The Audit Committee charter is attached to this proxy as Exhibit A.

      Each member of the Audit Committee is an "independent director" as defined in the Corporation's By-laws and by the New York Stock Exchange. The current membership of the Audit Committee, which held twelve meetings in 2002, is as follows: Ann Torre Grant, Chairman; Barry L. Williams, Vice Chairman; Charles L. Daley; Ronald F. Hunt; A. Alexander Porter, Jr.; and Steven L. Shapiro.

     Compensation and Personnel Committee. The Compensation and Personnel Committee assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation.

The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Corporation and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Corporation relating to compensation and the development and retention of capable management and succession planning for the Corporation's leadership.

      Each member of the Committee is an "independent director" as defined by the Corporation's By-laws and under Section 162(m) of the Internal Revenue Code. The current membership of the Compensation and Personnel Committee, which held nine meetings in 2002, is as follows: William M. Diefenderfer, III, Chairman; Earl A. Goode, Vice Chairman; Diane Suitt Gilleland; Benjamin J. Lambert, III; Barry A. Munitz; and Wolfgang Schoellkopf.

      Nominations and Governance Committee. The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and considers the performance and contributions of individual directors and the Board as a whole. The Committee considers nominees for election to the Corporation's Board of Directors at the Annual Meeting of shareholders. Shareholders may recommend candidates for nomination to the Corporation's Board by sending their recommendation to the Corporate Secretary.

      Each member of the Nominations and Governance Committee is an "independent director" as defined in the Corporation's By-laws. The current membership of the Nominations and Governance Committee, which held five meetings in 2002, is as follows: Diane Suitt Gilleland, Chairman; Steven L. Shapiro, Vice Chairman; Charles L. Daley; Ronald F. Hunt; Benjamin J. Lambert, III; and Barry A. Munitz.

Certain Relationships

      Except for Mr. Lord and Mr. Fitzpatrick, no nominee is a current officer of the Corporation or any of its subsidiaries. Mr. Fox and Mr. Hunt were formerly officers of the GSE longer than 10 years ago. There are no family relationships among the nominees and the executive officers of the Corporation. During 2002, Thomas J. Fitzpatrick, III, a son of Mr. Fitzpatrick, was employed by a Corporation subsidiary as an educational account executive and received a base salary of $30,000 and commissions of $77,422 totaling $107,422 for his services during the year.

Director Compensation

      Since 1997, the Board of Directors has been compensated solely in the form of options granted on the Corporation's common stock. The Board believes that an all-equity compensation plan, which includes significant stock ownership, best aligns director and shareholder interests.

      In January 2003, for service in 2003, Mr. Fox, as Chairman, received an option grant covering 12,750 shares of the Corporation's common stock, Mr. Porter, as the lead independent director, received an option grant covering 10,625 shares, and other non-employee directors received an option grant covering 8,500 shares. These options vest upon the later of: 1) the Corporation's common stock reaching a closing price of $126.72 (a 20 percent increase over the grant price--the fair market value on the date of grant of $105.60 per share) for five trading days; or 2) separation from service from the Board, whichever occurs first. The options also vest on the fifth anniversary of their grant date. The options are forfeited if the optionee is not elected to the Board at the May 15, 2003 meeting.

      Directors are eligible to receive replacement options upon the exercise of vested options for options granted through 2002. Options granted in 2003 are not eligible for replacement options. Replacement options are explained in the Executive Compensation section of this proxy statement. In 2002, this program resulted in options covering 13,166 options being granted to Mr. Daley; 7,972 options being granted to Mr. Diefenderfer; 19,515 options being granted to Mr. Fox; 28,903 options being granted to Mr. Hunt; 29,903 options being granted to Dr. Lambert; 16,227 options being granted to Dr. Munitz; and 53,047 options being granted to Mr. Schoellkopf.

      Directors are eligible to participate in the Corporation's matching gift program. Under the matching gift program the Corporation contributes three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the Corporation of $100,000 per year. The Corporation contributes two dollars for each dollar contributed to a primary or secondary educational institution, a civic, community, health or human service organization, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributes one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $10,000 per year. Notwithstanding the above limits for each category, aggregate matching contributions by the Corporation are limited to $100,000 per director in any single plan year.

      The Corporation's non-employee directors are provided with $50,000 of life insurance, are reimbursed for their and their spouses' expenses incurred in connection with attending Board meetings, are covered by a travel insurance plan while traveling on corporate business and may receive a $1,500 per diem payment for additional work. No such payments were made to directors in 2002. Mr. Lord and Mr. Fitzpatrick are eligible for the director's matching gift program described above. Neither Mr. Lord nor Mr. Fitzpatrick received any other separate compensation for their service on the Board in 2002. Neither Mr. Lord nor Mr. Fitzpatrick were recipients of the 2003 option grants described above.

      Non-employee directors who serve on the Board of the GSE are separately compensated for that service. Mr. Diefenderfer and Mr. Hunt each were compensated $10,000 and Ms. Gilleland was compensated $6,000 for attending GSE Board meetings in 2002.

                             EXECUTIVE COMPENSATION

      This section includes (1) a report by the Compensation and Personnel Committee (the "Compensation Committee" or "Committee") regarding the Corporation's executive compensation policy; (2) a summary presentation of 2002 executive compensation in tabular form; (3) a summary of 2002 stock option grants to Named Executive Officers; (4) a valuation of option exercises during the year and remaining option holdings for Named Executive Officers; and (5) descriptions of pension plan benefits, certain employment arrangements and related transactions.

Report of the Compensation and Personnel Committee on Executive Compensation

      The Compensation Committee of the Board of Directors develops a comprehensive compensation policy for senior management and establishes plans and programs to implement the policy. The Committee annually reviews the performance of the CEO and senior management team and, after consultation with the Board, establishes compensation terms for these individuals.

      The Committee utilizes the services of an independent compensation consulting firm in establishing both executive and director compensation. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries, and all Committee members are independent, as defined in the Corporation's By-laws.

      Compensation Policy. The Corporation's executive compensation policy is based on a belief that compensation that promotes long-term management stock ownership and is tied to corporate performance and sustained share price will enhance shareholder value. To implement this policy, the Committee strives to strike a balance between fixed compensation in the form of base salary, and "at risk" compensation, in the forms of annual bonuses based on the attainment of corporate and individual goals, and longer-term, stock-based awards.

      A goal of the Committee is to offer a total compensation potential that is competitive with that offered at peer companies. The Committee believes that the Corporation's most direct competitors for executive talent are not necessarily the companies that would be included in a peer group of similarly sized financial services companies established to compare shareholder returns. Thus, the compensation peer group is not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement. The peer group for compensation purposes includes banks, transaction processing institutions, insurance companies and other GSEs with workforce size, revenues, assets and market value within a range above and below the Corporation's levels. The group is reviewed annually and changes are made as appropriate to reflect changes in the industry, such as mergers and acquisitions.

      The total compensation package at the Corporation is designed to attract and to retain executive officers who are entrepreneurial and desire a "risk and reward" compensation structure that is based on ownership and performance principles.

      To further promote the principle of executives as owners, the Corporation adopted stock ownership guidelines in January 1999. Ownership levels, which are expected to be achieved over a three-year period, are:

                                                        Stock Ownership as a
              Position                                 Multiple of Base Salary
              --------                                 -----------------------
                 CEO                                         10 x salary
              President                                      10 x salary
      Executive Vice President                               10 x salary
        Senior Vice President                                7 x salary

      Unvested performance stock and unexercised options, whether vested or not, are not counted in calculating stock ownership.

      As of February 28, 2003, 17 of the Corporation's 19 senior officers, including all of the officers who have been with the Corporation three years or more, have achieved compliance with their ownership guidelines.

      Employment Agreements. In January 2002, the Corporation entered into executive employment agreements with Messrs. Lord and Fitzpatrick. These agreements are designed to promote our long-term performance and succession planning goals and are summarized in the Employment Agreement section of this proxy, beginning on page 15.

      Base Salary. In establishing salaries, the Committee reviewed the salaries of executives at peer companies in positions that the Committee considered to be comparable to their particular executive position. Messrs. Lord and Fitzpatrick's base salaries for 2002 were fixed in their employment agreements and did not increase from 2001. Mr. Lord's base salary was significantly below the 25th lowest percentile for salaries paid to chief executive officers at the Corporation's peer companies. Mr. Fitzpatrick's base salary for 2002 was significantly below the 50th percentile. Base salaries for other senior officers did not increase from 2001 to 2002, as well, and their salaries remained below the 25th percentile. Accordingly, a significant portion of each executive officer's cash compensation is subject to the achievement of goals as set forth in the Corporation's annual performance bonus program.

      Performance Bonuses. The Compensation Committee believes that executive officer annual bonuses should be tied to satisfaction of specified performance criteria. For 2002, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, under which bonuses could be earned based on corporate performance and individual performance. The terms of the program establish the maximum bonus amount that may be earned in any one year. The Committee may use its discretion to reduce payments below that amount.

      The corporate performance goals were set by the Committee in January 2002, after consideration by the Board of the 2002 business plan. The goals, which were set as "stretch" targets and were directly related to key components of the 2002 business plan, involved specific levels of: "core cash" earnings per share growth; fee income growth; preferred channel loan origination growth; and operating expense control. ("Core cash" earnings are defined in the Corporation's annual report to shareholders). The corporate goals were communicated to all officers during the first quarter of 2002, and status reports of corporate achievement towards the goals were provided throughout the year to both the Committee and the officer group. The Corporation's performance exceeded the earnings per share growth and expense control targets, but failed to achieve the other two stretch targets. Bonus payouts reflected this overall corporate performance, as well as an officer's individual achievements.

      Mr. Lord's individual performance was evaluated by the Committee in consultation with the full Board. Among the factors considered by the Committee in awarding Mr. Lord's individual performance-based bonus were: control of operating costs; solid growth in the student loan portion of the business, including effective implementation of a loan consolidation strategy; new business development, primarily in the areas of debt collection and consumer lending; and the Corporation's funding strategy and capital management, particularly with regard to the acceleration of the pace of the "wind-down" of the Student Loan Marketing Association.

      The Compensation Committee approved other executive officer performance bonuses, as recommended by Mr. Lord, based on their individual performance and on relative compensation levels within the executive officer ranks. Consistent with the Compensation Committee's preference for equity-oriented compensation, a minimum of 40 percent of each executive officer's annual bonus was awarded in the form of Sallie Mae common stock.

      Stock Options and Stock-Based Compensation. Since 1997, a centerpiece of the Corporation's compensation program for all employees has been stock-based compensation. The Compensation Committee believes that stock options and various forms of restricted stock provide an appropriate incentive to promote long-term stable growth while aligning employees' interests with those of shareholders. The Committee also believes that the Corporation's strong, sustained share performance is attributable to this important component of its compensation program.

      In January 2002, the Compensation Committee granted options to Messrs. Lord and Fitzpatrick under the terms of their employment agreements. Other members of the senior management team were granted options, as well. Awards made to Named Executive Officers are disclosed in the 2002 Option Grant Table on page 13 of this proxy statement. In January 2003, the Committee determined to significantly reduce option awards to senior management, and in some cases, eliminate them altogether (other than the commitments made to Messrs. Lord and Fitzpatrick under their employment agreements), in consideration of shareholder dilution concerns and share ownership positions of the senior management team as a whole, which have achieved a level that the Committee believes effectively links their interests with that of shareholders.

      A description of the options granted to Messrs. Lord and Fitzpatrick is included in the Employment Agreement section of this proxy on page 15. Options granted in 2002 to others in senior management vest upon the stock price reaching 120 percent of the grant price, but no earlier than 12 months from their grant date. These options also vest on the eighth anniversary of their grant date, or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain tax gross-up payments on behalf of the executive.

      In 1999, the Corporation established a replacement option program to assist executive officers in meeting their share ownership targets. The program also applies to Board members. Under the replacement program, officers and directors have been eligible to receive new options upon their exercise of vested options in an amount equal to the number of shares needed to pay the exercise price for the original option. Replacement options carry an exercise price equal to the fair market value of the Corporation's common stock on the date of their grant and vest one year from the grant date. The term of replacement options equals the remaining term of the underlying options. The options granted to Messrs. Lord and Fitzpatrick in 2002 are not eligible for "replacement options." Further, the Committee determined that, with the exception of newly hired or promoted officers, options granted to other officers in 2003 would not be eligible for replacement options.

      Perquisites. The Committee undertook a review of executive perquisites and, in particular, examined the personal use by executives of company-owned or leased property, the use of sports tickets and private club memberships. The Committee determined that perquisites provided to executives are few and appropriate; the personal use of company-owned or leased property by executives is insignificant; and the Corporation complied with its policy with respect to personal use of company-owned or leased property, in that executives reimbursed the Corporation for such use or included the value of such use in taxable compensation.

      Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Corporation's five Named Executive Officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." The Compensation Committee generally attempts to have significant aspects of performance-based compensation that it awards qualify under Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation the Corporation's Named Executive Officers received in 2002 will not be subject to the $1 million limitation.

Compensation and Personnel Committee
William M. Diefenderfer, III, Chairman
Earl A. Goode, Vice Chairman
Diane Suitt Gilleland
Benjamin J. Lambert, III
Barry A. Munitz
Wolfgang Schoellkopf

Summary Compensation Table

      The tables below set forth compensation information for the Corporation's Chief Executive Officer and the Corporation's next four most highly compensated executive officers employed by the Corporation at the end of the 2002 fiscal year (collectively, the "Named Executive Officers") for 2002 and for prior years, up to two, in which the individuals served as executive officers.

                                Annual Compensation          Long-Term Compensation
                           -----------------------------  ----------------------------
                                                                           Securities
Name and Principal                                         Stock Based      Underlying    All other
Position                   Year    Salary     Bonus(1)      Awards($)        Options    Compensation(2)
                           ----    ------     --------     ----------       ---------   ---------------
Albert L. Lord             2002   $750,000   $1,500,000   $4,300,000(3)    1,153,317(4)   $44,000
Chief Executive Officer    2001   $750,000   $2,250,000   $        0         749,895(4)   $45,000
And Vice Chairman          2000   $650,000   $3,000,000   $1,571,875(3)      463,691(4)   $39,000

Thomas J. Fitzpatrick      2002   $550,000   $1,200,000   $4,300,000(5)      732,252(4)   $32,000
President and Chief        2001   $550,000   $1,550,000   $  435,427(5)      743,776(4)   $33,000
Operating Officer          2000   $500,000   $2,500,000   $2,153,125(5)      200,000(4)   $30,000

Marianne Keler             2002   $300,000   $  550,000   $        0         158,802(4)   $17,000
Executive Vice President   2001   $300,000   $  550,000   $        0         230,878(4)   $18,000
                           2000   $250,000   $  550,000   $        0          50,000      $15,000

Robert Levine              2002   $350,000   $  350,000   $        0          75,000      $20,000
Executive Vice President   2001   $350,000   $  450,000   $        0         311,404(4)   $21,300
                           2000   $275,000   $  600,000   $        0         100,000      $16,800

June M. McCormack          2002   $300,000   $  350,000   $        0         100,000      $17,000
Executive Vice President   2001   $282,692   $  550,000   $  643,089(6)       67,358(4)   $10,200

----------
(1) Bonus is the amount earned for the year indicated and is typically paid in the following year. At least 40 percent of bonuses are paid in SLM common stock.

(2) Employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.

(3) Amounts are the market value of 50,000 shares granted on January 24, 2002 and 25,000 shares granted on January 25, 2001 as restricted stock units
      (RSUs). The RSUs granted in 2002 were granted under Mr. Lord's employment agreement and vest on December 31, 2004. If vested, these RSUs are converted into stock in the year following Mr. Lord's termination from the Corporation as CEO. The RSUs granted in 2001 are compensation for service successfully performed in 2000; however, the Compensation Committee placed restrictions on the RSUs as a retention tool. All of the RSUs were forfeitable by Mr. Lord if he voluntarily left employment prior to January 25, 2002, and one-half of the RSUs were forfeitable if Mr. Lord voluntarily left employment on or after January 25, 2002, but prior to January 25, 2003. The value of all unvested RSUs as of December 31, 2002 was $6,491,250.

(4)   Includes options granted under the replacement option program.

(5) Amounts are the market value of 50,000 shares granted as RSUs on January 24, 2002, 3,976 shares granted on January 25, 2001, and 2,727 shares granted on January 27, 2000. The RSUs granted in 2002 were granted under Mr. Fitzpatrick's employment agreement and vest on December 31, 2006. If vested, these RSUs are converted into stock in the year following Mr. Fitzpatrick termination from the Corporation. The shares granted in 2001 and 2000 were forfeitable if: 1) Mr. Fitzpatrick failed to invest 100% of the annual bonus to which the award relates in Sallie Mae stock for 12 months, or 2) Mr. Fitzpatrick voluntarily terminated his employment during this 12-month period. The amount reported for 2000 also includes the market value of 50,000 shares of performance stock granted on July 31, 2000, which have vested or will vest upon the achievement of corporate performance goals. As of December 31, 2002, a total of 57,802 shares of all the shares reported in this column remained unvested with a market value of $6,003,315.

(6) Amount is the market value of 10,000 shares of performance stock granted on January 1, 2001. As of December 31, 2002, 1,200 shares remained unvested with a market value of $124,632.

      Perquisites provided were less than $50,000. Perquisites included a medical insurance benefit of $3,000, a financial planning benefit of $4,000, and reimbursement for spouses' travel expenses incurred in connection with attending Board meetings.

2002 Option Grant Table

                             Number of Securities
                                  Underlying                                               % of Total
                               Options Granted                                Exercise      Options
                               ---------------                                 Price       Granted to     Grant Date
                                                      Grant    Expiration    And Market   Employees in  Present Value
Name                       Initial     Replacement    Date        Date        Price On    Fiscal Year   -------------
----                       -------     -----------    ----        ----       Grant Date   -----------
                                                                             ----------
Albert L. Lord.........   1,000,000                 01/24/2002  01/24/2012     $86.00       10.98%       $ 21,558,200
                                        153,317     05/21/2002  01/15/2011     $97.81        1.68%       $  4,718,975
                          ---------     -------                                            -------       ------------
                          1,000,000     153,317                                             12.66%       $ 26,277,175

Thomas Fitzpatrick.....     600,000                 01/24/2002  01/24/2012     $86.00        6.59%       $ 12,934,920
                                        132,252     01/23/2002  01/15/2011     $87.20        1.45%       $  3,699,115
                          ---------     -------                                              -----       ------------
                            600,000     132,252                                              8.04%       $ 16,634,035

Marianne Keler.........     100,000                 01/24/2002  01/24/2012     $86.00        1.10%       $  2,155,820
                                         36,760     02/11/2002  01/15/2011     $93.20        0.40%       $  1,079,634
                                         22,042     02/11/2002  01/13/2010     $93.20        0.24%       $    647,369
                          ---------     -------                                              -----       ------------
                            100,000      58,802                                              1.74%       $  3,882,823

Robert Levine..........      75,000                 01/24/2002  01/24/2012     $86.00        0.82%       $  1,616,865
                          ---------     -------                                              -----
                             75,000           0                                              0.82%       $  1,616,865

June M. McCormack......     100,000                 01/24/2002  01/24/2012     $86.00        1.10%       $  2,155,820
                          ---------     -------                                              -----       ------------
                            100,000           0                                              1.10%       $  2,155,820

      "Grant Date Present Value" represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a term representing the average expected holding period for options granted under the particular program based on the average holding period over the past four years, a risk-free interest rate based on the appropriate term Treasury Yield ranging from 3.98% to 4.34%, a weighted average 5-year historical dividend yield ranging from 1.14% to 1.17%, and annual stock price volatility ranging from 31.36% to 34.91%.

      Option vesting terms for "initial" option grants to Messrs. Lord and Fitzpatrick are described in the Employment Agreement section on page 15. For options granted to other Named Executive Officers, options vest upon the stock price reaching 120 percent of the grant price for five trading days, but no earlier than 12 months from their grant date. The options also vest on the eighth anniversary of their grant date or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain gross-up payments on behalf of the executive. Replacement options vest one year from their grant date. Except in the event of death, disability or involuntary termination due to job abolishment, option vesting is contingent upon continued employment through the vesting date.

2002 Option Exercises and Year-End Value Table

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised          In-The-Money Options
                         Shares                            Options at 12/31/02                at 12/31/02
                        Acquired         Value          ---------------------------    --------------------------
         Name          on Exercise      Realized        Exercisable   Unexercisable    Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------------------------
Albert L. Lord           250,000     $ 9,375,000.00       738,586      1,153,317       $27,327,072   $18,787,568
Thomas J. Fitzpatrick    573,705     $21,160,093.40       170,071        732,252       $ 4,881,569   $12,919,318
Marianne M. Keler        104,183     $ 4,220,260.00       218,727        158,802       $ 9,007,704   $ 2,412,829
Robert R. Levine               0     $           --       321,352         75,000       $12,307,379   $ 1,339,500
June M. McCormack              0     $           --        67,358        100,000       $ 1,691,568   $ 1,786,000

      During the year, the Named Executive Officers who exercised stock options retained all shares acquired from the exercise after selling only the number of shares necessary to cover the cost of an exercise (including taxes). This entitled the Named Executive Officers to grants of replacement options and enabled them to increase their stock ownership positions, consistent with corporate objectives. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end, calculated by the difference between the Corporation's fiscal year-end stock price, $103.86, and the option's exercise price.

Pension Plan Benefits

                        Annual Normal Retirement Benefit
                  Calculated as a Single Life Annuity (age 62)

                                         Years of Service
Final Average      ------------------------------------------------------------
Compensation            15             20               25               30
------------            --             --               --               --
  $ 500,000        $  159,269       $212,359          $265,449        $318,539
    750,000           241,769        322,359           402,949         483,539
  1,000,000           324,269        432,359           540,449         648,539
  1,250,000           406,769        542,359           677,949         813,539
  1,500,000           489,269        652,359           815,449         978,539
  1,750,000           571,769        762,359           952,949       1,143,539
  2,000,000           654,269        872,359         1,090,449       1,308,539
  2,250,000           736,769        982,359         1,227,949       1,473,539
  2,500,000           819,269      1,092,359         1,365,449       1,638,539
  2,750,000           901,769      1,202,359         1,502,949       1,803,539
  3,000,000           984,269      1,312,359         1,640,449       1,968,539

      Under the Corporation's regular and supplemental pension plans, participants accrue benefits under a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant's compensation for the current pay period. The applicable percentage is determined by the number of years of service the participant has with the Corporation. If an individual participated in the Corporation's prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant ("grandfathered participant") will receive the greater of the benefits calculated under the prior plan, which uses a final average compensation formula, or under the cash balance formula. Mr. Lord, Mr. Levine, and Ms. Keler qualify as grandfathered participants. Through December 31, 2005, Ms. McCormack's benefit accrues under a formula grandfathered in connection with the Corporation's acquisition of USA Group that takes into account compensation and age.

      The Corporation's supplemental pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the pension plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. For grandfathered participants, the amount of compensation considered for the prior supplemental pension plan is the sum of the individual's salary and annual bonus, up to 35% of the prior year's salary. For all participants in the supplemental cash balance plan (effective October 1, 1999), the amount of compensation is the sum of salary and annual bonus.

      The previous table illustrates the approximate annual pension that may be payable to an employee in the higher salary classifications under the Corporation's prior final average compensation plans, at age 62, as a single life annuity. The benefit amounts shown are not subject to any deductions for Social Security or other plan benefits. The credited years of service as of December 31, 2002 for Mr. Lord is 17 years, 9 months; Mr. Fitzpatrick is 4 years, 4 months; Ms. Keler is 18 years, 0 months; Mr. Levine is 21 years, 10 months; and Ms. McCormack is 16 years, 9 months (includes service with USA Group). The projected annual benefit payable upon retirement at age 62 under the new cash balance plans for each of these individuals is: Mr. Lord - $420,000; Mr. Fitzpatrick - $142,000; Ms. Keler - $245,000; Mr. Levine - $294,000; and Ms.
McCormack - $104,000. Mr. Fitzpatrick is entitled to additional retirement payments under his employment agreement.

Employment Agreements

      In January 2002, the Corporation entered into employment agreements with Messrs. Lord and Fitzpatrick to secure their commitment to continued employment with the Corporation. The terms of the agreements are consistent with the Corporation's emphasis on "at risk" executive compensation, in that the parties intend that current base salary and the parameters for annual cash bonuses will not be changed during the term of the agreements and the potential value of long-term incentives for the executives is tied to increases in the Corporation's share price. In addition, to retain the executives' service and promote their focus on sustained increases in the Corporation's share price, the agreements defer the executives' ability to realize the benefit of certain stock-based awards in some cases beyond the term of their employment, notwithstanding that the awards may vest earlier.

      The term of Mr. Lord's agreement is the three-year period ending December 31, 2004, subject to a one-year extension unless either Mr. Lord or the Board elect not to extend the term. Under the agreement, Mr. Lord received 1,000,000 stock options in January 2002 (the "2002 Options") and received 500,000 options in January 2003 (the "2003 Options"). The options are exercisable after price-vesting, and time-vesting targets are met in any case on and after January 1, 2010 for the 2002 Options and January 1, 2011 for the 2003 Options. For each one-third of an option grant, the price-vesting targets are a set percentage increase over the fair market value of the options on the date of grant. The percentage targets are a 25 percent increase, a 33 percent increase and a 50 percent increase, respectively, and must be sustained for five consecutive trading days. For the 2002 Options, the price-vesting targets are: $107.50; $114.38; and $129.00, and for the 2003 Options, the price-vesting targets are $132.00; $140.45; and $158.40. The earliest vesting date for the 2002 Options is June 1, 2005, and for the 2003 Options, January 1, 2006. To the extent not forfeited or exercised, the options expire on the tenth anniversary of their grant date. The options are not eligible for the Corporation's replacement option program. Mr. Lord also received 50,000 restricted stock units in January 2002 and 50,000 restricted stock units in January 2003. Both sets of restricted stock units vest on December 31, 2004, and delivery of the vested shares is deferred until retirement or termination of employment. If Mr. Lord's employment is terminated by the Corporation without cause, or by Mr. Lord for good reason, the vesting of the options and restricted stock units is accelerated, and Mr. Lord will receive a cash payment equal to his salary and three-year average annual bonus multiplied by the lesser of three or the number of years remaining in the term of the agreement. If his termination under either of these conditions follows within 24 months of a change in control, Mr. Lord will receive a cash payment equal to three times salary and three-year average annual bonus. If any change in control occurs, regardless of whether a termination of employment occurs, Mr. Lord's unvested stock options and restricted stock units vest. Change in control payments are subject to being grossed-up for any excise taxes payable by Mr. Lord and for taxes payable on the grossed-up amounts.

      The agreement with Mr. Fitzpatrick is for the five-year period ending December 31, 2006. Under the agreement, Mr. Fitzpatrick received 600,000 options in 2002 (the "2002 Options") and 300,000 options in January 2003 (the "2003 Options"). The terms and conditions of the options granted or to be granted to Mr. Fitzpatrick are generally the same as those granted or to be granted to Mr. Lord. Mr. Fitzpatrick also received 50,000 restricted stock units in January 2002, 50,000 units in January 2003, and subject to continued employment will receive 50,000 units in January 2004. All units vest on December 31, 2006, and delivery of the vested shares is deferred until retirement or termination of employment. Provisions regarding acceleration of vesting and delivery of shares subject to restricted stock units, acceleration of exercisability of options, termination of employment payments and change in control payments that apply to Mr. Lord also generally apply to Mr. Fitzpatrick. An additional acceleration event applies in the event Mr. Lord leaves as chief executive officer and Mr. Fitzpatrick is not selected to succeed Mr. Lord as chief executive officer. Mr. Fitzpatrick is also entitled to a supplemental retirement payment, which generally assures him of an annual benefit of $250,000 if he works continuously for the Corporation through age 60. This payment is offset by any amounts paid under the Corporation's pension plan program.

      The applicable agreements provide that Messrs. Lord and Fitzpatrick will not compete with the Corporation or its affiliates for a period of at least two years following termination of employment for any reason. The agreements provide that Messrs. Lord and Fitzpatrick will be nominated for Board service for the terms of their agreements.

      Also, the Corporation assumed Ms. McCormack's employment agreement, as amended, upon the Corporation's acquisition of USA Group in July 2000. The agreement with Ms. McCormack ends on August 1, 2003. The agreement entitles her to a minimum annual base salary of $225,000, and grants of 120,000 options covering the Corporation's common stock and 60,000 shares of performance stock. The options vested on June 14, 2001, 12 months after the grant date and after achievement of price-vesting targets. The performance stock vests upon the achievement of expense and revenue targets. If Ms. McCormack's employment is terminated by the Corporation without cause or by Ms. McCormack for cause, as those terms are defined in the agreement, Ms. McCormack is entitled to receive a payment equal to twice her annual base salary.

Indebtedness

      No loans were outstanding to any executive officers or directors during 2002.

Executive Officers

      Biographical information about each executive officer is as follows:

     Name and Age                  Position and Business Experience
----------------------------- -----------------------------------------------------------------------------------
       Albert L. Lord         o   Vice Chairman and Chief Executive Officer, SLM Corporation - 1997 to
            57                    present
                              o   President and principal shareholder of LCL, Ltd. - 1994 to 1997
                              o   Executive Vice President and Chief Operating Officer, Student Loan Marketing
                                  Association - 1990 to 1994, various officer positions - 1981 to 1990

   Thomas J. Fitzpatrick      o   President and Chief Operating Officer, SLM Corporation - 2001 to
            54                    present, President and Chief Marketing and Administrative Officer - 2000 to
                                  2001, Executive Vice President - 1998 to 2000
                              o   President and Chief Executive Officer, Equity One, Inc. - 1989 to 1998
                              o   President, Commercial Credit Co. - 1988 to 1989
                              o   President and Chief Operating Officer, Manufacturers Hanover Consumer
                                  Services - 1983 to 1988
                              o   Chief Financial Officer, Manufacturers Hanover Consumer Services - 1978
                                  to 1983

       C.E. Andrews           o   Executive Vice President, SLM Corporation - February 2003 to present
            51                o   Global Managing Partner for Assurance and Business Advisory Services,
                                  Arthur Andersen - 2002, Managing Partner, Mid-Atlantic Region - 2000 to 2002,
                                  various positions with Arthur Andersen - 1974 to 2000

     Marianne M. Keler        o   Executive Vice President and General Counsel, SLM Corporation - 2001 to
            48                    present, Senior Vice President and General Counsel - 1997 to 2001, other legal positions - 1985 to 1997
                              o   President, Student Loan Marketing Association - 2001 to present
                              o   Attorney, Securities and Exchange Commission - 1982 to 1985

     Robert R. Levine         o   Executive Vice President, SLM Corporation - 2000 to present, appointed
            47                    as an executive officer in 1998
                              o   Vice President and Treasurer, Student Loan Marketing Association - 1990 to
                                  1997, various finance positions 1981 to 1990

     Name and Age                  Position and Business Experience
----------------------------- -----------------------------------------------------------------------------------
     June M. McCormack        o   Executive Vice President, SLM Corporation - 2001 to present, Senior Vice
            54                    President - 2000 to 2001
                              o   Executive Vice President, USA Group - 1997 to 2000
                              o   Various officer positions, Student Loan Marketing Association - 1986 to
                                  1997
                              o   Various positions, CSX Corp. - 1979 to 1986

      John F. Remondi         o   Executive Vice President, SLM Corporation - 2001 to Present, Senior Vice
            40                    President - 1999 to 2001
                              o   Chief Financial Officer and Senior Vice President, Nellie Mae
                                  Corporation - 1990 to 1999, Chief Financial Officer - 1988 to 1990
                              o   Various finance positions, Bay Bank Boston - 1984 to 1988

    John F. Whorley, Jr.      o   Executive Vice President, SLM Corporation - January 2003 to present,
            41                    Senior Vice President - 2000 to 2003
                              o   Senior Vice President, USA Group - 1999 to 2000, various officer positions 1995 to 1999
                              o   Chief of Staff, U.S. Representative Bart Gordon - 1987 to 1993

    PROPOSAL 2--AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION

      The Board of Directors recommends that shareholders consider and vote in favor of a proposal to amend the Corporation's Certificate of Incorporation (the "Charter") to increase the authorized number of shares of common stock of the Corporation. The primary purpose of this proposal is to enable the Corporation to effect potential future stock splits and stock dividends as well as for general corporate purposes described below. The proposed amendment would increase the number of authorized shares of common stock from 375,000,000 shares to 1,125,000,000 shares.

      The text of the first sentence of Article 4 of the Charter, as it is proposed to be amended, is as follows:

      The total number of shares of stock which the Corporation shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of
      (i) 1,125,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the "Preferred Stock").

      As of March 17, 2003, 151,641,590 shares were issued and outstanding out of the currently authorized 375,000,000 shares and, after taking into account shares reserved for issuance upon the exercise of the Corporation's stock options and warrants, and shares reserved for equity forward transactions to achieve favorable accounting treatment, approximately 134,566,425 shares of common stock were available for issuance.

      An increase in the amount of common stock authorized by the Corporation's Charter is necessary for the Corporation to declare a three-for-one stock split and it is the intention of the Board of Directors to take that action if this amendment is approved. This planned stock split would be effected as a dividend of 2 shares. Without approval of the proposed amendment to the Corporation's Charter, the Corporation would not have sufficient authorized capital to declare a stock split in the form of a dividend of 2 shares. Generally, stock splits are intended to shift the market price range of common stock to a level that will facilitate increased trading activity and will broaden the marketability of common stock.

      Approval of the proposed amendment will allow the Corporation to declare a corresponding stock split in the form of a stock dividend while maintaining the current ratio of issued-to-authorized shares of common stock, thereby maintaining the same flexibility that currently exists for the Corporation to use capital stock for future business and financial purposes. Authorized but unissued shares of common stock may be used by the Corporation for any purpose permitted under Delaware law, including to raise capital, to provide equity incentives to employees and directors and to enter into strategic transactions that the Board of Directors believes provide the potential for growth and profit. Authorized but unissued shares of common stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of the Corporation, although the Corporation has no present intention to issue shares for such purpose. The proposed amendment has been prompted by business and financial considerations, and the Corporation is not aware of any threat of takeover or change in control.

      Under the proposed amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding common stock of the Corporation nor will it change the par value of the common stock. The last increase in the number of authorized shares of common stock was approved by stockholders in 2001.

      The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that the Corporation is authorized to issue.

      The Corporation's last stock dividend was in 1998, with a seven-for-two split of the Corporation's common stock.

      If the proposed amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Corporation's Charter with the Secretary of State of the State of Delaware. However, if shareholders approve the proposed amendment to the Corporation's Charter, the Board of Directors retains the discretion under Delaware law to abandon and not implement the proposed amendment to the Charter (and the proposed stock split) and the number of authorized shares would accordingly remain at current levels.

      The Corporation has been advised by tax counsel that a split in the form of a stock dividend would result in no gain or loss or realization of taxable income to the holders of common stock under existing federal tax law. Non-U.S. stockholders should consult with their financial advisors regarding tax treatment in other jurisdictions.

Required Vote

      The affirmative vote of the holders of a majority of the shares of common stock of the Corporation outstanding on March 17, 2003 is required to amend the Charter. Unless marked to the contrary, proxies received will be voted FOR the amendment to the Corporation's certificate of incorporation.

Board Recommendation

      The Board of Directors of the Corporation recommends a vote FOR approval to amend the Charter.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed with management and the Corporation's independent auditors, PricewaterhouseCoopers LLP, the Corporation's audited financial statements as of and for the year ended December 31, 2002. The Committee also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the auditors the auditors' independence. The Committee discussed with PricewaterhouseCoopers LLP relationships that may have an impact on their objectivity and independence. The Committee considered whether the provision of non-financial audit services was compatible with PricewaterhouseCoopers LLP's independence in performing financial audit services.

      Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee
Ann Torre Grant, Chairman
Barry L. Williams, Vice Chairman
Charles L. Daley
Ronald F. Hunt
A. Alexander Porter, Jr.
Steven L. Shapiro

                 PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITOR

      The Corporation's independent financial auditor is selected by the Audit Committee. On January 28, 2003, the Audit Committee appointed
PricewaterhouseCoopers LLP as the Corporation's independent financial auditor for 2003, subject to ratification by the Corporation's shareholders. PricewaterhouseCoopers LLP has served as auditor for the Corporation since May 16, 2002.

      This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent financial auditor. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.

      Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting, and will have an opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers LLP and Arthur Andersen LLP as of and for the years ended December 31, 2002 and 2001, respectively, were:

                                              2002                2001
                Audit                     $2,653,612            $1,950,866
                Audit Related              2,170,878               935,942
                Tax                        1,530,840             3,278,169
                All Other                    481,891             1,990,930
                                          ----------            ----------
                Total                     $6,837,221            $8,155,907
                                          ==========            ==========

      The Audit Fees were for professional services rendered for the audits of the consolidated financial statements of the Corporation and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

      The Audit Related fees were for assurance and other services related to service provider compliance reports, trust servicing and administration reports, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax fees were for services related to tax compliance, tax planning, and state tax assistance.

      All Other Fees as of the year ended December 31, 2001, were for services rendered for valuation services and other advisory services. There were no such fees incurred in 2002.

Required Vote

      The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

Board Recommendation

      The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

                               GENERAL INFORMATION

Shares Outstanding

      At December 31, 2002, 152,579,596 of the Corporation's common stock par value $.20 per share, were outstanding. At March 17, 2003, the record date, 151,641,590 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the New York Stock Exchange, under the symbol "SLM."

Principal Shareholders

      To the Corporation's knowledge, the following institutions were beneficial owners of 5% or more of the Corporation's outstanding common stock on March 17, 2003. The holdings reported below are based solely on Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2002. The Corporation is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Corporation's common stock between December 31, 2002 and March 17, 2003.

                                                                   Ownership
                                                                 Percentage at
Name and Address of Beneficial Owner        Shares(1)          December 31, 2002
--------------------------------------------------------------------------------

Capital Group International, Inc.(2)       12,253,590                 8.0%
11100 Santa Monica Blvd.
Los Angeles, CA 90025
FMR Corp(3)
82 Devonshire Street                       18,467,679                12.10%
Boston, MA 02109
Bank of America Corporation(4)
100 North Tryon Street                     13,588,513                 8.91%
Charlotte, NC 28255
Janus Capital Management LLC(5)
100 Fillmore Street                         8,136,480                 5.33%
Denver, CO 80206

(1) Except as indicated, each institution has sole investment power and has sole power to vote with respect to the shares listed.

(2) Capital Guardian Trust Company, a subsidiary of Capital Group International, Inc., beneficially owns 9,256,230 shares and has sole power to vote 6,592,600 of these shares and dispose of 9,256,230 shares.

(3) Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 18,039,890 or 11.749% of the shares outstanding, does not have investment power over any of the shares, but may vote all of the shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 426,452 or .278% of the shares outstanding. FMR Corp. has sole power to vote 240,652 of these 426,452 shares. In addition, FMR Corp. beneficially owns 819 shares through Strategic Advisors, Inc., a wholly-owned subsidiary with investment power but no power to vote. Fidelity International Limited beneficially owns 518 of the shares included herein, over which it has sole voting power.

(4) Bank of America Corporation, with and through various entities, beneficially owns 13,588,513 shares or 8.85% of the shares outstanding and has shared investment power over all these shares and has shared power to vote 11,778,108 of these shares. Bank of America Corporation does not have sole investment power over, or the sole power to vote, any of these shares.

(5)   Janus Capital Management LLC, a registered investment adviser, filed a
      Schedule 13G with the Securities and Exchange Commission on February 14, 2003.

Other Matters

      As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card confers discretionary authority on the persons named on the proxy card to vote such proxies on any such matters in accordance with their best judgment.

Solicitation Costs

      All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Corporation's common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card to the beneficial owners of such shares and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Shareholder Proposals for 2004 Annual Meeting

      A shareholder who intends to introduce a proposal for consideration at the Corporation's year 2004 Annual Meeting, set for May 13, 2004, may seek to have that proposal and a statement in support of the proposal included in the Corporation's proxy statement if the proposal relates to a subject that is permitted under U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Corporation not later than December 8, 2003 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation's proxy statement.

      A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation's proxy statement pursuant to Rule 14a-8. The Corporation's By-laws provide that any such proposals or nominations for the Corporation's 2004 Annual Meeting must be received by the Corporation after February 15, 2004 and on or before April 15, 2004. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Corporation's By-laws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4, the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16 of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file reports on their holdings of and transactions in the Corporation's common stock. To the Corporation's knowledge, for the fiscal year 2002 all of the Corporation's executive officers and directors timely filed all required reports under Section 16, except Mr. Diefenderfer and Mr. Hunt each failed to timely file a report on a routine benefit plan purchase transaction of 19 shares over which neither individual had control.

Householding

      The SEC recently approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice sent earlier this year to certain beneficial shareholders who share a single address, only one annual report and proxy statement will be sent to that address unless any shareholder at such an address wishes to receive a separate annual report or proxy statement in the future. A share holder may request a separate copy of such materials by calling toll-free 1-888-810-5988.

                                                                       Exhibit A

                                     [LOGO]
                                   SallieMae
                                 SLM CORPORATION

                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                     CHARTER

      As authorized in the By-Laws and implemented by Resolution of the Board of Directors, an Audit Committee has been established for the purpose of assisting the Board in fulfilling its responsibilities and providing oversight relating to
(1) the assessment and management of certain business risks, including financial, operational, litigation and regulatory risks; (2) the integrity of the Corporation's financial reporting; (3) the Corporation's system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance, and ethics; (4) the external auditor's qualifications, independence and performance; (5) the performance of the Corporation's internal audit function; (6) the Corporation's compliance with legal and regulatory requirements and 6) preparation of the report of the Committee for the Corporation's annual proxy statement, as required by the SEC.

      The Audit Committee has unrestricted access to all information relating to the Corporation and its subsidiaries, including documents and personnel. Adequate resources are available for the Committee to fulfill its oversight responsibilities. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors, as it deems necessary to carry out the purposes of the Committee.

Goals and Responsibilities of the Committee:

Selection of the External Auditor

o Subject to ratification of the Corporation's shareholders, be directly and solely responsible for the appointment, compensation and oversight of the external auditor.

Review of External Auditor/Financial Reporting

o At least annually, obtain and review a report by the external auditor describing: the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues. To assist the Committee in assessing the auditor's independence, obtain and review a description of all fees and relationships between the external auditor and the Corporation. Based upon this report and the auditor's work throughout the year, the Committee will review and evaluate the external auditor's qualifications, performance and independence. The evaluation will assure regular rotation of the lead audit partner as required by law.

o Discuss with management and the external auditors the Corporation's annual audited financial statements and quarterly financial statements and significant accounting, tax and reporting issues underlying those statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the quality of the accounting principles applied and judgements made affecting the Corporation's financial statements. To this end, the Committee will review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;
      (b) analysis prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Corporation.

o Review with the external auditors, the scope and results of their examination of the Corporation's financial statements and any difficulties the auditor encounters in the course of its audit work, including any written communications between the external auditor and management.

o Review and discuss the types of presentation and information to be included in earnings press releases (in particular, the use of "pro-forma" information) and financial information and earnings guidance provided to analysts and rating agencies.

o Establish policies and procedures for the engagement of the external auditor to provide non-audit services as permitted by applicable law.

Internal Audit

o Review with the internal auditor the scope of the annual operational audit plan and receive, on a periodic basis, summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

o Review with management, the external and internal auditors the adequacy and effectiveness of the Corporation's internal control environment including any significant deficiencies in internal controls and significant changes in such controls, including appropriate review of related party transactions. The Committee also will review the annual attestation and reports of management and the external auditor on management's evaluation of the Corporation's internal controls and procedures for financial reporting. The Committee shall review and discuss the Corporation's disclosure controls and procedures.

o Review with the external auditor the effectiveness of the internal audit function.

Legal Compliance/Risk Management

o Review with management and the external and internal auditors, as appropriate, the Code of Conduct, legal and regulatory compliance measures, including compliance with the Corporation's Code of Conduct.

o Review with management significant pending or potential litigation against the Corporation and its subsidiaries.

o Discuss the Corporation's risk management and risk assessment policy and guidelines, including the adequacy and approval of insurance coverage.

o Establish a hiring policy for current and former employees of the external auditor, consistent with applicable law.

o Establish procedures for the confidential, anonymous submission of complaints by employees about accounting and auditing matters.

Other Responsibilities

o Maintain free and open communication between the Board of Directors, management, and the external and internal auditors.

o     Annually evaluate Committee effectiveness.

Meetings:

      The Committee will meet at least four times a year and will report regularly to the Board. Meetings will be attended by the external auditors and the internal auditors responsible for the Corporation's audit function. Periodically, the Committee will meet separately with management, the external auditors and the internal auditors.

Membership:

      The Board of Directors of the Corporation will designate at least three directors to serve on the Audit Committee. The Committee membership will be totally comprised of "independent" directors as provided in the listing requirements of the New York Stock Exchange and applicable SEC rules and regulations. . At least one member of the Committee will be a financial expert, within the meaning of applicable SEC and NYSE rules and regulations. A Chairman of the Committee will be appointed by the Board.

Charter Review:

      On an annual basis, this charter will be reviewed by the Audit Committee and the Nominations and Governance Committee. The full Board will revise this charter as appropriate.

[LOGO]
SallieMae

SLM CORPORATION                             VOTE BY PHONE - 1-800-690-6903
11600 SALLIE MAE DRIVE, #V1260              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
RESTON, VA 20193                            Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                            VOTE BY MAIL
                                            Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to SLM Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     SLMCR1            KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================

SLM CORPORATION

The Board of Directors recommends a vote FOR
Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors

                                                            For  Withhold  For All    To withhold authority to vote, mark
1. Nominees:                                                All    All     Except     "For All Except" and write the nominee's
   01) CHARLES L. DALEY       09) BENJAMIN J. LAMBERT III                             number on the line below.
   02) W.M. DIEFENDERFER III  10) ALBERT L. LORD            |_|    |_|      |_|
   03) THOMAS J. FITZPATRICK  11) BARRY A. MUNITZ
   04) EDWARD A. FOX          12) A. ALEXANDER PORTER, JR.                            ----------------------------------------------
   05) DIANE SUITT GILLELAND  13) WOLFGANG SCHOELLKOPF
   06) EARL A. GOODE          14) STEVEN L. SHAPIRO
   07) ANN TORRE GRANT        15) BARRY L. WILLIAMS
   08) RONALD F. HUNT

Vote On Proposals                                     For    Against    Abstain

                                                      |_|      |_|        |_|
2.    Amend the Corporation's
      Certificate of Incorporation to
      increase the number of authorized
      shares of common stock.

3.    Ratify the Appointment of                       |_|      |_|        |_|
      PricewaterhouseCoopers LLP as the
      Corporation's independent
      auditors.

(Please sign, date and return this proxy card in the enclosed envelope.)

If you wish to include comments and/or                |_|
address changes, please mark this box
and write them on the back where
indicated.

                                                Yes        No
HOUSEHOLDING ELECTION - Please indicate
if you consent to receive certain future
investor communications in a single
package per household.                          |_|        |_|

----------------------------------------------          ----------------------------------------------


----------------------------------------------          ----------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]        Date          Signature (Joint Owners)                  Date

================================================================================

--------------------------------------------------------------------------------

================================================================================

                                 SLM CORPORATION

   Proxy solicited by the Board of Directors for Annual Meeting - May 15, 2003

      Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Corporation (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

      The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR
Item 2 (Amend the Certificate of Incorporation) and FOR Item 3 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.

--------------------------------------------------------------------------------
Address Changes/Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (If you noted any address Changes or Comments above, please check the corresponding box on the reverse.)

================================================================================

[LOGO]
SallieMae

SLM CORPORATION                             VOTE BY PHONE - 1-800-690-6903
11600 SALLIE MAE DRIVE, #V1260              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
RESTON, VA 20193                            Eastern Time the day before the cut-off date or meeting date. Have your instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                            VOTE BY MAIL
                                            Mark, sign and date your instruction card and return it in the postage-paid envelope we've provided or return to SLM Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY
                                            11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     SLMCR5            KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================

SLM CORPORATION

The Board of Directors recommends a vote FOR
Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors

                                                            For  Withhold  For All    To withhold authority to vote, mark
1. Nominees:                                                All    All     Except     "For All Except" and write the nominee's
   01) CHARLES L. DALEY       09) BENJAMIN J. LAMBERT III                             number on the line below.
   02) W.M. DIEFENDERFER III  10) ALBERT L. LORD            |_|    |_|      |_|
   03) THOMAS J. FITZPATRICK  11) BARRY A. MUNITZ
   04) EDWARD A. FOX          12) A. ALEXANDER PORTER, JR.                            ----------------------------------------------
   05) DIANE SUITT GILLELAND  13) WOLFGANG SCHOELLKOPF
   06) EARL A. GOODE          14) STEVEN L. SHAPIRO
   07) ANN TORRE GRANT        15) BARRY L. WILLIAMS
   08) RONALD F. HUNT

Vote On Proposals                                     For    Against    Abstain

                                                      |_|      |_|        |_|
2.    Amend the Corporation's
      Certificate of Incorporation to
      increase the number of authorized
      shares of common stock.

3.    Ratify the Appointment of                       |_|      |_|        |_|
      PricewaterhouseCoopers LLP as the
      Corporation's independent
      auditors.

(Please sign, date and return this proxy card in the enclosed envelope.)

If you wish to include comments and/or                |_|
address changes, please mark this box
and write them on the back where
indicated.

                                                Yes        No
HOUSEHOLDING ELECTION - Please indicate
if you consent to receive certain future
investor communications in a single
package per household.                          |_|        |_|

----------------------------------------------          ----------------------------------------------


----------------------------------------------          ----------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]        Date          Signature (Joint Owners)                  Date

================================================================================

--------------------------------------------------------------------------------

================================================================================

                                 SLM CORPORATION

         Instruction Card Solicited by Fidelity Management Trust Company

      Each of the undersigned, revoking all other proxies heretofore given, hereby directs Fidelity Management Trust Company ("Fidelity") to constitute and appoint Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Corporation (the "Company") credited to the account of the undersigned at the Annual Meeting and any adjournments or postponements thereof.

      The shares represented hereby will be voted in accordance with the directions given on this card. If no direction is made, if the card is not signed, or if the card is not received by May 12, 2003, the shares credited to your account will be voted in proportion to directions received by Fidelity. Your directions will be treated confidentially by Fidelity.

--------------------------------------------------------------------------------
Address Changes/Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (If you noted any address Changes or Comments above, please check the corresponding box on the reverse.)

================================================================================